Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

CUSIP NO. 949746SL6	PRINCIPAL AMOUNT: $

REGISTERED NO.

WELLS FARGO & COMPANY

Floating Rate Notes Due January 24, 2023

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                                                                                                DOLLARS ($                    ) on January 24, 2023 and to pay interest thereon from January 24, 2017 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for on the dates and at the rate set forth below, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day, as defined below) next preceding such Interest Payment Date. Interest payable upon Maturity will be paid to the Person to whom principal is payable. The Regular Record Date for an Interest Payment Date shall be the fifteenth calendar day, whether or not a Business Day, prior to such Interest Payment Date.

The interest rate per annum for this Security will be equal to LIBOR (as defined below) plus 1.11%, as determined by the calculation agent for this Security (the “Calculation Agent”), and will be reset quarterly on each January 24, April 24, July 24 and October 24, commencing April 24, 2017. Each of these dates on which interest will be reset shall be referred to as an “Interest Reset Date.” If an Interest Reset Date would fall on a day that is not a Business Day, such Interest Reset Date will be postponed to the following day that is a Business Day; provided, however, if such next Business Day is in a different month, then such Interest Reset Date shall be the immediately preceding Business Day. The initial interest rate per annum for this Security will be equal to LIBOR plus 1.11%, as determined two London Banking Days (as defined below) prior to January 24, 2017 by the Calculation Agent.

Interest on this Security will be paid on each January 24, April 24, July 24 and October 24, commencing April 24, 2017, and at Maturity. Each of these dates on which interest will be paid is referred to as an “Interest Payment Date.” If an Interest Payment Date would fall on a day that is not a Business Day, other than the Interest Payment Date that is also the date of Maturity, such Interest Payment Date will be postponed to the following day that is a Business Day; provided, however, if such next Business Day is in a different month, then such Interest Payment Date shall be the immediately preceding Business Day. If the date of Maturity would fall on a day that is not a Business Day, the payment of principal and any premium and interest shall be made on the next Business Day, with the same force and effect as if made on the due date, and no additional interest shall accrue on the amount so payable for the period from and after such date of Maturity. “Business Day” as used herein means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York and which is also a London Banking Day.

Except as described below for the first Interest Period, on each Interest Payment Date, the Company will pay interest for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the next day preceding that Interest Payment Date. This period is referred to as an “Interest Period.” The first Interest Period will begin on and include January 24, 2017 and, subject to the immediately preceding paragraph, will end on and include April 23, 2017. The amount of interest to be paid on this Security for each Interest Period will be calculated by multiplying the principal amount of this Security by an accrued interest factor. The “accrued interest factor” will be computed by adding the interest factors calculated for each day in the Interest Period. The “interest factor” for each day is computed by dividing the interest rate applicable to that day by 360.

“LIBOR,” for any Interest Determination Date (as defined below) shall be the arithmetic mean of the offered rates for deposits in United States dollars having a three-month maturity, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used. If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London Interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for a three-month period commencing on the second London Banking Day immediately following the Interest Determination Date to prime banks in the London Interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in United States dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Determination Date, by three major banks in New York City selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative of a single transaction in United States dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Interest Determination Date will remain LIBOR for the immediately preceding Interest Period, or, if none, the rate of interest payable will be the initial interest rate.

“Interest Determination Date” means, for any Interest Reset Date, the second London Banking Day prior to that Interest Reset Date.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying London Interbank rates for United States dollars.

All percentages used in or resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%, and all U.S. dollar amounts used in or resulting from any of the above calculations will be rounded, if necessary, to the nearest cent, with one-half cent rounded upward.

The interest rate on the Securities of this series will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent shall, upon the request of a Holder of this Security, provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the Holder hereof. The Calculation Agent shall notify the Paying Agent of each determination of the interest applicable to this Security promptly after the determination is made. Wells Fargo Bank, N.A. will initially act as Calculation Agent. The Company may appoint a successor Calculation Agent with the written consent of the Paying Agent, which consent shall not be unreasonably withheld.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Any such designation for wire transfer purposes shall be made by providing written notice to the Paying Agent not later than 10 calendar days prior to the applicable Interest Payment Date. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

The Company will pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security shall pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security will be borne by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

[SEAL]

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Floating Rate Notes Due January 24, 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,250,000,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing with respect to the Securities of this series, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

Article Sixteen of the Indenture shall not apply to the Securities of this series.

Article Seventeen of the Indenture shall apply to the Securities of this series.

The Securities of this series are redeemable at the option of the Company in whole, but not in part, on January 24, 2022, at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus any accrued but unpaid interest to, but excluding, the Redemption Date. Notice of any redemption will be mailed at least 30 days before the applicable Redemption Date to each Holder of Securities of this series to be redeemed. Unless the Company defaults in the payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Securities of this series called for redemption.

The Securities of this series are not subject to repayment at the option of the Holder hereof prior to January 24, 2023. The Securities of this series will not be entitled to any sinking fund.

“Event of Default”, whenever used herein with respect to the Securities of this series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of this series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of any Security of this series at its Maturity, and continuance of such default for a period of 30 days; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in Section 501 of the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of Securities of a series other than the Securities of this series), and continuance of such default or breach for a period of 90 days after there has been given by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture, or

(4) the failure of the Company, subject to the provisions of Section 1008 of the Indenture, to observe and perform the covenants contained in Section 1005 of the Indenture; or

(5) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving a petition seeking receivership, insolvency or liquidation of or in respect of the Company under any applicable Federal or State law, or appointing a receiver, liquidator, trustee or similar official of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, the appointment of a receiver for the Company under any applicable Federal or State bankruptcy, insolvency or similar law following consent by the Board of Directors of the Company to such appointment, or the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, receivership, liquidation or similar law following the Company’s consent to such decree or order.

If an Event of Default specified in Clause (1), (2), (5) or (6) shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. For the avoidance of doubt, if an Event of Default specified in Clause (3) or (4) shall occur and be continuing, the principal of the Securities of this series may not be declared due and payable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the

Company deposits money or Eligible Instruments as provided in Articles 4 and 15 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.